UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 11, 2021
Date of Report
(Date of earliest event reported)

The RMR Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	8742	47-4122583
(State or other jurisdiction	(Primary Standard Industrial	(IRS Employer
of incorporation)	Classification Code Number)	Identification Number)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA, 02458-1634
(Address of principal executive offices, including zip code)

(617) 796-8230

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares of Beneficial Interest	RMRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

In this Current Report on Form 8-K, the terms “the Company” or “its” refer to The RMR Group Inc.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on March 11, 2021, the Company’s shareholders voted on the election of six Directors to the Company’s Board each for a term of office continuing until the Company’s 2022 annual meeting of shareholders and until his, her or their respective successor is duly elected and qualifies. The following persons were elected as Directors and received the following votes:

Nominee	Votes For	Withhold	Broker Non-Votes
Jennifer B. Clark	171,651,756	477,005	1,087,888
Ann Logan	169,979,979	2,148,782	1,087,888
Rosen Plevneliev	169,701,113	2,427,648	1,087,888
Adam D. Portnoy	171,447,923	680,838	1,087,888
Jonathan Veitch	171,974,603	154,158	1,087,888
Walter C. Watkins, Jr.	169,974,528	2,154,233	1,087,888

The Company's shareholders also ratified the appointment of Deloitte & Touche LLP as the Company's independent auditors to serve for the 2021 fiscal year. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
173,174,695	19,183	22,771	–

Item 8.01. Other Events.

Consistent with the Company’s Director compensation arrangements, on March 11, 2021, the Company awarded each of the Company’s Directors 3,000 shares of Class A common stock of the Company (“Common Shares”), valued at $42.85 per share, the closing price of the Common Shares on The Nasdaq Stock Market LLC on that date.

Item 9.01.  Financial Statements and Exhibits

(d)          Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RMR GROUP INC.

Date: March 12, 2021	By:	/s/ Matthew P. Jordan
Matthew P. Jordan
Executive Vice President, Chief Financial Officer and Treasurer